UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2006

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

1-13026

36-2984916

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

One East Weaver Street, Greenwich, Connecticut		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 4, 2006, the Board of Directors of Blyth, Inc. (the “Company”), based on the recommendation of the Compensation Committee, established the salaries for the Company’s named executive officers for the fiscal year ending January 31, 2007 as follows: Robert B. Goergen, Chairman and Chief Executive Officer, $794,395; Frank P. Mineo, Senior Vice President of the Company and President of Direct Selling Group, $512,500; Bruce G. Crain, Senior Vice President of the Company and President of Wholesale Group, $461,250; Robert H. Barghaus, Vice President and Chief Financial Officer, $369,000; and Robert B. Goergen, Jr., Vice President of the Company and President, Catalog & Internet Group and Corporate Development Group, $325,000. In addition, the Committee determined that the Company had not satisfied the performance measures set forth under the Management Performance Incentive Plan in fiscal 2006; however, the Committee determined that a cash bonus would be awarded to Mr. Barghaus for performance related to a corporate reorganization in fiscal 2006. The following sets forth the bonuses paid to the named executive officers for performance in fiscal 2006: Robert B. Goergen, $0; Frank P. Mineo, $0; Bruce G. Crain, $0; Robert H. Barghaus, $45,000; and Robert B. Goergen, Jr., $0.

Item 9.01                                             Financial Statements and Exhibits

(d) Exhibits.

10.1 Salaries of Named Executive Officers for Fiscal 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: April 10, 2006	By: /s/ Bruce D. Kreiger
Name: Bruce D. Kreiger
Title: Vice President & General Counsel